UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2012

Toys “R” Us, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)
(973) 617-3500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On March 23, 2012, Toys “R” Us, Inc. (the “Company”), in connection with a lender presentation related to a proposed financing transaction that would raise $300 million in funds under the terms and conditions of its amended and restated credit agreement dated August 24, 2010, of its subsidiary, Toys “R” Us-Delaware, Inc. (“TRU-DE”), plans to disclose certain financial information described below. The proposed financing is expected to consist of a new tranche of secured term loans that would increase the total size of the facility from $1.1 billion to $1.4 billion. TRU-DE expects to use the net proceeds from the borrowing for general corporate purposes, including, without limitation, providing funds for repaying, purchasing, redeeming, or otherwise satisfying any indebtedness of the Company or any of its subsidiaries. There can be no assurances that the proposed financing transaction will be completed on the foregoing terms or at all.
In connection with the lender presentation, the Company plans on disclosing to potential lenders the following estimated and unaudited financial information for fiscal year 2011 for the operations of TRU-DE: (i) $9,391 million in revenue; (ii) revenue by product category of 35.4% Juvenile, 21.9% Learning, 15.9% Core Toy, 12.4% Entertainment, 11.9% Seasonal and 2.5% Other; (iii) $445 million in rent expense; (iv) Adjusted EBITDA of $595 million; (v) gross margin of 35.4%; (vi) total debt of $2,485 million (including $717 million in debt of Toys “R” Us Property Company II, LLC (“Propco II”), $180 million of finance obligations associated with capital projects and capital lease obligations, and $124 million of short-term borrowings from the Company); and (vii) cash of $149 million (with $10 million being attributed to Propco II).
The following is a reconciliation of TRU-DE's estimated and unaudited Operating earnings to Net Adjusted EBITDA for fiscal 2011:

(In millions)	Fiscal Year Ended January 28, 2012
Operating earnings	$280
Add:
Depreciation and amortization	260

EBITDA	540

Adjustments:
Sponsors management and advisory fees	15
Impairment on long-lived assets	8
Restructuring	2
Gain on sale of properties	(2)
Severance (1)	4
Store closures (1)	28
Adjusted EBITDA	595

Subtract: Propco II EBITDA (2)	(101)
Add: Distributions from Propco II	27
Net Adjusted EBITDA	$521

(1)
Commencing in fiscal 2011, we have revised our definition of Adjusted EBITDA to add back certain officers' severance and store closure costs. Based on the revised definition, Adjusted EBITDA for fiscals 2010, 2009, 2008 and 2007 was $686 million, $693 million, $635 million and $625 million, respectively.

(2)	Propco II EBITDA of $101 million was calculated by adding $89 million of Operating earnings to $12 million of Depreciation expense.
The foregoing financial information, which has been furnished solely for this Item 2.02, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. For additional disclosure regarding fiscal 2011, please see the Company's Form 10-K, which was filed on March 21, 2012.

 Signature
Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: March 23, 2012
	By:	/s/ F. Clay Creasey, Jr.
		Name:	F. Clay Creasey, Jr.
		Title:	Executive Vice President - Chief Financial Officer

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